TCBI Q2 2017 Earnings July 19, 2017

Certain matters discussed within or in connection with these materials may contain “forward-looking statements” as defined in federal securities laws, which are subject to risks and uncertainties and are based on Texas Capital’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the credit quality of our loan portfolio, general economic conditions in the United States and in our markets, including the continued impact on our customers from declines and volatility in oil and gas prices, rates of default or loan losses, volatility in the mortgage industry, the success or failure of our business strategies, future financial performance, future growth and earnings, the appropriateness of our allowance for loan losses and provision for credit losses, the impact of increased regulatory requirements and legislative changes on our business, increased competition, interest rate risk, the success or failure of new lines of business and new product or service offerings and the impact of new technologies. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this presentation. Texas Capital is under no obligation, and expressly disclaims any obligation, to update, alter or revise its forward-looking statements, whether as a result of new information, future events or otherwise. 2

3 Opening Remarks & Financial Highlights Core Earnings Power Strong Balanced Growth Credit Quality • Record traditional LHI growth in Q2-2017 • Mortgage finance balances rebounded after Q1-2017 seasonal impact and higher rates • Improvement in deposits since Q1-2017 decline; current level indicates more efficient use of earning assets with lower level of excess liquidity • Significant growth in net revenue – 12% from Q1-2017 and 18% from Q2-2016 • Operating leverage improved with more progress expected in the 2nd half of 2017 • Benefit of increase in rates as expected with exceptional growth in traditional LHI • Before $5.3 million technology charge, Efficiency Ratio of 52.8%, ROA of 1.03% and ROE of 10.79% • NCOs for Q2-2017 $12.4 million, or 36 bps with half of total related to energy • Credit metrics improving and exceptional in non-energy with Q2-2017 provision of $13 million, higher than Q1-2017 level as a result of strong growth in traditional LHI growth • Meaningful decline in NPA levels since Q1-2017 Operating Results Net Income $51.1 million EPS $0.97 ROE CE 10.08% Total LHI $19.5 billion Total Deposits $17.3 billion

4 Energy and Retail Update Energy Exposure • Outstanding energy loans represented 5% of total loans, or $1.1 billion, at Q2-2017 compared to $968.5 million at Q1-2017 • Addition of new loans improves composition and quality of total portfolio as problem assets are resolved • Strong reserve position relative to criticized assets and total energy portfolio ‐ Allocated reserve of $55.4 million represents 5% of energy loans ‐ $6.4 million of energy net charge-offs in Q2-2017 previously reserved • Decrease in energy non-accruals ‐ Non-accruals $82.6 million at Q2-2017 compared to $100.9 million at Q1-2017 ‐ Criticized energy loans decreased to 12% of energy loans at Q2-2017 from 16% at Q1-2017 and 22% at Q2-2016 ‐ Total criticized energy loans at Q2-2017 $128.3 million, down from a high of $259.7 million in Q3-2016 Retail CRE and commercial exposure • No significant changes in direct exposure levels since year-end (down $50 million to $716 million, split between C&I and CRE) • Retail C&I have never been a significant focus, with no exposure to large malls • Focus is concentrated in strip centers and personal services in strong markets and sub-markets • Loans are generally smaller transactions with modest advance rates (60s%) extended to wealthy investors exhibiting alternative sources of repayment • Total criticized of $2.8 million, including $1.0 million in non-accrual loans

9 , 1 5 0 1 1 , 1 6 0 6 , 3 1 2 1 0 , 9 8 0 - 2,000 4,000 6,000 8,000 10,000 12,000 Texas Regions National Businesses $ M i l l i o n s Loans Deposits 5 Update on Geographic Diversification Note: (1) Texas Regions loan balances include balances from the Energy business (2) Unemployment data through May 31, 2017 • While cities directly involved in the oil/gas industry are more exposed to the energy downturn, Texas as a whole and TCBI markets are more resilient, due to improvement in its economic diversification, corporate relocations and strong population growth • Many of our national lines of business have been operating for many years, increasing our geographic diversification as each gained additional market share • National Business balances include Mortgage Finance, Builder Finance, Lender Finance, Public Finance, ABL, Franchise Finance, BDCF and national depository businesses • Our national LOBs include Texas clients, but Texas clients represent less than 20% of their total business Major Texas Metro Areas Unemployment Rate(2) Austin-Round Rock 3.2% DFW-Arlington 3.8% Houston metro 5.1% San Antonio 3.6% (1)

Net Interest Income & Margin 6 • Net interest income increase of 12% from Q1-2017 with record total loan growth • Increase in traditional LHI yield of 19 bps, despite impact of significant growth • Growth in MFLs decreased NIM with an increase in NII • Slightly less than $1.0 billion in loans subject to floors, down over $400 million compared to Q1-2017 • Average Liquidity Assets 12% of average earning assets at Q2-2017 compared to 18% at Q1-2017 – benefit to NIM as balances deployed into higher yielding loans Quarterly Change NII ($MM) NIM (%) $163.4 Q1 2017 3.29% 16.0 Increase in loan balances - 7.6 Increase in loan yields (including impact of loan fees) .15 1.8 Increase in day count - - Increase in contribution from free funds .05 (1.6) Mix shift in earning assets .16 (4.2) Increase in funding costs (.08) $183.0 Q2 2017 3.57% Earning Asset & Margin Trends NIM Highlights $16.7 $17.5 $17.8 $16.6 $18.2 $3.2 $3.6 $4.1 $3.6 $2.5 3.18% 3.14% 3.11% 3.29% 3.57% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% $- $5.0 $10.0 $15.0 $20.0 $25.0 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 P o r t f o l i o B a l a n c e s ( $ B ) Loans Other Earning Assets NIM

Loan Growth 7 • Broad-based growth in average traditional LHI – Growth of $738.2 million (6%) from Q1-2017 and $1.4 billion (12%) from Q2-2016 • Strong growth at end of the quarter; period-end balance $561.6 million higher than Q2-2017 average balance • Increase in average MFL balances of $829.6 million from Q1-2017, rebounding with seasonal strong quarter; benefit of change in participations program with higher retained balances • Average total MFLs represent 25% of average total loans at Q2-2017 compared to 23% in Q1-2017 and 30% at period end Growth Highlights Average Balance Trends ($B) Total Loan Composition ($20.3Billion at 6/30/17) $12.3 $12.6 $12.7 $13.0 $13.7 $4.6 $5.1 $5.3 $3.8 $4.7 4.35% 4.34% 4.39% 4.53% 4.72% -5.00% -3.00% -1.00% 1.00% 3.00% 5.00% $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 $18.0 $20.0 $22.0 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 P o r t f o l i o B a l a n c e s ( $ B ) LHI (excl. MFLs) Total MFLs LHI (excl. MFL) Yield

Deposit Growth 8 Average Balance Trends ($B) Funding Costs • Core funding costs – deposit costs increased 6 bps from .32% at Q1-2017 to .38% at Q2-2017 compared to 36 bps increase in average earning assets yield; borrowing costs increased in line with short-term rates and dedicated to funding of MFLs • Deposit focus on cost-effective growth and better utilization of liquidity build ‐ Increase in linked quarter deposits after Q1-2017 seasonal impact, with liquidity at high level with much improved earning asset composition ‐ Lower liquidity favorable to NIM in Q2-2017, where reduction funded over 70% of total loan growth; expect fluctuations from quarter to quarter based on timing of deposit growth relative to total loan growth ‐ Significant asset sensitivity with composition and duration of low-cost funding Growth Highlights $9.1 $9.0 $9.5 $9.4 $9.4 $7.8 $8.8 $9.1 $7.5 $7.9 $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 $18.0 $20.0 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 D e p o s i t B a l a n c e s ( $ B ) Interest-Bearing Deposits DDAs 0.21% 0.20% 0.22% 0.32% 0.38%0.30% 0.29% 0.31% 0.40% 0.48% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Avg Cost of Deposits Total Funding Costs

Non-interest Expense 9 Quarterly Change NIE - Efficiency Non-interest expense ($MM) Increase/ (Decrease) Q1 2017 $106.1 Salaries and employee benefits – FAS 123R (includes stock price changes) (.2) Salaries and employee benefits – non-LTI incentives and annual incentive pool 1.5 Salaries and employee benefits – FICA and seasonal payroll related items (2.5) Salaries and employee benefits – continued build out 1.4 FDIC assessment (1.4) Communications and technology – technology write-off 5.3 Legal and professional – can vary from quarter to quarter (.3) All other – includes occupancy, technology, marketing, MSR amortization 1.9 Q2 2017 $111.8 • Only significant fluctuation from Q1-2017 was $5.3 million technology write-off • Before technology write-off, flat from Q1-2017 and growth of 13% from Q2-2016 • Net Changes in Salaries & Benefits expense were insignificant in total • Reduction in 123R expense – less than $1 million • Expected expense for 2017 approximately $19 million; no change in outlook from Q1-2017 • Q2-2017 expense of $4.4 million compared to $4.6 million in Q1-2017 • Annual incentive accrual ramps in line with plan progress and Q2 generally higher than Q1 • Improvement in Efficiency Ratio to 55.4% driven by improvement in Net Revenue • Growth in traditional LHI and MF • Improvement in core expense growth and ratio compared to 12% growth in net revenue • Excluding the $5.3 million technology write- off, efficiency would have been 52.8% with much-improved operating leverage

Performance Summary - Quarterly 10 (in thousands) Q2 2017 Q1 2017 Q4 2016 Q3 2016 Q2 2016 Net interest income $ 182,959 $ 163,359 $ 171,223 $ 166,739 $ 157,069 Non-interest income 18,769 17,110 18,835 16,716 13,932 Net revenue 201,728 180,469 190,058 183,455 171,001 Provision for credit losses 13,000 9,000 9,000 22,000 16,000 Non-interest expense 111,814 106,094 106,523 94,799 94,255 Income before income taxes 76,914 65,375 74,535 66,656 60,746 Income tax expense 25,819 22,833 26,149 23,931 21,866 Net income 51,095 42,542 48,386 42,725 38,880 Preferred stock dividends 2,437 2,438 2,437 2,438 2,437 Net income available to common shareholders $ 48,658 $ 40,104 $ 45,949 $ 40,287 $ 36,443 Diluted EPS $ .97 $ .80 $ .96 $ .87 $ .78 Net interest margin 3.57% 3.29% 3.11% 3.14% 3.18% ROA .96% .83% .85% .78% .77% ROE 10.08% 8.60% 10.82% 10.20% 9.65% Efficiency 55.4% 58.8% 56.0% 51.7% 55.1%

2017 Outlook 11 Business Driver 2017 Outlook v. 2016 Results Comments & Changes since April 19, 2017 Average LHI Low double-digit percent growth Increased from high single to low double-digitpercent growth Average LHI – Mortgage Finance $3.6 to $3.8 billion average for final 6 months of 2017 Increased from $3.2-3.5 billion average for final 9 months of 2017 Loans held for sale (MCA) $900 million average (shorter hold times) Decreased from $1.2 billion average outstandings due to shorter hold periods with no impact on earnings Average Deposits Mid-single digit growth Decreased from low teens percent growth Net Revenue Mid-teens percent growth Increased from low to mid-teens percent growth Net Interest Margin 3.35% to 3.45% Increased from 3.25% to 3.35% Provision Expense Low- to mid-$50 million level Decreased from low-$50 to low-$60 million level NIE Low-teens percent growth – Efficiency Ratio Low- to mid-50s Decreased from mid-50s

Asset Quality 12 • Total credit cost of $13.0 million for Q2-2017, compared to $9.0 million in Q1-2017 and $16.0 million in Q2-2016 • NCOs $12.4 million, or 36 bps, in Q2-2017 compared to $5.7 million, or 18 bps, in Q1-2017 and 39 bps in Q2-2016 • NPL ratio reduced to .64% of total LHI • $6.4 million in charge-offs related to energy; energy NPAs at $82.6 million for Q2-2017 compared to $ 100.9 million in Q1-2017 and $127.0 million in Q2-2016 Asset Quality Highlights Non-accrual loans Q2 2017 Commercial $ 119,568 Construction – Real estate 4,162 Consumer – Equipment leases – Total non-accrual loans 123,730 Non-accrual loans as % of LHI excluding MF .87% Non-accrual loans as % of total LHI .64% OREO 18,689 Total Non-accruals + OREO $ 142,419 Non-accrual loans + OREO as % of loans excluding MF + OREO 1.00% Reserve to non-accrual total LHI 1.4x NCO / Average Traditional LHI Combined Reserves/ Trad’l LHI 1.09% 1.06% 1.28% 1.38% 1.28% 0.07% 0.07% 0.10% 0.38% 0.28% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 2013 2014 2015 2016 YTD 2017

Closing Comments • Exceptional earnings and improved profitability metrics • Positive start for Q3-2017 loan growth, but not expected at pace experienced in Q2-2017 • Deposit growth improving and more balanced with loan growth; more effective utilization of liquidity and capital • Strong asset sensitivity even with prospect of shift in composition with rising rates • Credit metrics improving and especially good on non-energy portfolio; we remain comfortable with energy portfolio and reserve position • Provision guidance based on pace of growth and no adverse change in economic outlook • Focus on ROE • Increase in contribution from new/expanded businesses • Leveling in pace of NIE growth • Increase in operating leverage with reduction in Efficiency Ratio • Emphasis on growing LOBs with top quartile, risk-adjusted returns 13

Q&A 14

Appendix 15

Average Balances, Yields & Rates - Quarterly

(in thousands)	Q2 2017		Q1 2017		Q2 2016	
	Avg. Bal.	Yield Rate	Avg. Bal.	Yield Rate	Avg. Bal.	Yield Rate
Assets						
Securities	$ 65,049	1.77%	$ 32,129	2.86%	$ 27,661	3.61%
Liquidity assets	2,424,594	1.04%	3,589,166	.80%	3,184,127	.52%
Loans held for sale	845,623	3.91%	1,064,322	3.63%	157,898	3.44%
LHI, mortgage finance	3,805,831	3.52%	2,757,566	3.40%	4,412,091	3.10%
LHI	13,718,739	4.72%	12,980,544	4.53%	12,276,272	4.35%
Total LHI, net of reserve	17,353,613	4.50%	15,568,792	4.38%	16,524,047	4.06%
Total earning assets	20,688,879	4.06%	20,254,409	3.70%	19,893,733	3.49%
Total assets	$21,320,976		$20,861,171		$20,438,470	
Liabilities and Stockholders' Equity						
Total interest bearing deposits	$ 9,416,731	.70%	$ 9,425,919	.57%	$ 9,082,469	.40%
Other borrowings	1,456,737	1.00%	1,333,685	.69%	1,411,387	.42%
Total long-term debt	394,573	5.16%	394,482	5.16%	394,211	5.03%
Total interest bearing liabilities	11,268,041	.90%	11,154,086	.75%	10,888,067	.57%
Demand deposits	7,863,402		7,547,338		7,767,693	
Total deposits	17,280,133	.38%	16,973,257	.32%	16,850,162	.21%
Stockholders' equity	2,086,880		2,041,870		1,668,783	
Total liabilities and stockholders' equity	$21,320,976	.48%	$20,861,171	.40%	$20,438,470	.30%
Net interest margin		3.57%		3.29%		3.18%
Total deposits and borrowed funds	$18,736,870	.43%	$18,306,942	.34%	$18,261,549	.23%

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Texas Capital Bancshares, Inc.

Average Balance Sheet - Quarterly 17 (in thousands) QTD Average Q2/Q1 % Change YOY % ChangeQ2 2017 Q1 2017 Q2 2016 Total assets $21,320,976 $20,861,171 $20,438,470 2% 4% Loans held for sale 845,623 1,064,322 157,898 (21)% 436% Loans held for investment 13,718,739 12,980,544 12,276,272 6% 12% Loans held for investment, mortgage finance 3,805,831 2,757,566 4,412,091 38% (14)% Total loans held for investment 17,524,570 15,738,110 16,688,363 11% 5% Total loans 18,370,193 16,802,432 16,846,261 9% 9% Liquidity assets 2,424,594 3,589,166 3,184,127 (32)% (24)% Demand deposits 7,863,402 7,547,338 7,767,693 4% 1% Total deposits 17,280,133 16,973,257 16,850,162 2% 3% Stockholders’ equity 2,086,880 2,041,870 1,668,783 2% 25%

Period End Balance Sheet 18 (in thousands) Period End Q2/Q1 % Change YOY % ChangeQ2 2017 Q1 2017 Q2 2016 Total assets $23,119,713 $20,864,874 $21,080,994 11% 10% Loans held for sale 846,017 884,647 221,347 (4)% 282% Loans held for investment 14,280,353 13,298,918 12,502,513 7% 14% Loans held for investment, mortgage finance 5,183,600 3,371,598 5,260,027 54% (1)% Total loans held for investment 19,463,953 16,670,516 17,762,540 17% 10% Total loans 20,309,970 17,555,163 17,983,887 16% 13% Liquidity assets 2,142,658 2,804,921 2,624,170 (24)% (18)% Demand deposits 8,174,830 7,094,696 7,984,208 15% 2% Total deposits 17,292,223 16,605,380 16,703,565 4% 4% Stockholders’ equity 2,100,553 2,050,442 1,684,735 2% 25%